Exhibit 99.1

Contact:	Jennifer-Robyn Meier
Goldleaf Financial Solutions, Inc.
407.481.0090

Goldleaf Financial Solutions to Present at the
Ninth Annual D.A. Davidson & Co. Financial Services Conference

BRENTWOOD, Tenn. (May 7, 2007) – Goldleaf Financial Solutions, Inc. (NASDAQ:GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today announced the Company would be presenting at the ninth annual D.A. Davidson & Co. Financial Services Conference being held in Seattle, Washington, May 9-10, 2007, at the Bell Harbor Conference Center.

Scott Meyerhoff, executive vice president of finance and strategy, is presenting on Wednesday, May 9, 2007, at 8:30 a.m. Pacific Daylight Time. The presentation will be Web cast and can be accessed by going to http://www.wsw.com/webcast/dadco9/gfsi/. The link will also be available on Goldleaf’s Web site at www.goldleaf.com.

About Goldleaf Financial Solutions, Inc.
Goldleaf Financial Solutions, Inc. (GFSI) offers a fully featured strategic product suite that provides core data processing, item processing, check and document imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, teller automation, turn-key leasing solutions, Web site design and hosting and retail inventory management services.  The Company's full suite of products and services enables financial institutions and their small- to medium-sized business customers to better compete more effectively in today's aggressive financial services marketplace, grow their trusted financial relationships and provide increased profitability through the efficient use of technology and an expanded community presence. For more information about Goldleaf or its line of products for community financial institutions, please visit the Company at www.goldleaf.com.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the Company's ability to identify, complete or integrate acquisitions, achieve anticipated financial performance, achieve its growth plans, or to offer products and services that enhance the competitiveness of its clients. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2006. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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